SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2008

Peet's Coffee & Tea, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington (State of jurisdiction)	0-32233 (Commission File No.)	91-0863396 (IRS Employer Identification No.)

1400 Park Avenue
Emeryville, California 94608-3520
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (510) 594-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 7, 2008, Peet's Coffee & Tea, Inc. (the "Company") re-issued the press release announcing the appointment of Ted W. Hall to the Company’s Board of Directors, effective as of October 3, 2008, to correct an error in the October 6, 2008 release. Mr. Hall is the President of the Long Meadow Ranch Winery. Mr. Hall joined the Board of Directors as a Class II director to serve until the 2011 Annual Meeting.

Upon his appointment to the Board of Directors on October 3, 2008, Mr. Hall received an initial grant of 15,000 options and an annual grant of 2,500 options under the Company’s 2000 Non-Employee Stock Option Plan. The options subject to the initial grant will vest on a monthly basis over the next thirty-six months. The options subject to the annual grant will vest on the one year anniversary of the previous annual meeting or May 21, 2009.

ITEM 7.01 REGULATION FD DISCLOSURE

A press release announcing Mr. Hall’s appointment to the Board of Directors was issued by the Company on October 7, 2008 and is furnished herewith as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Peet's Coffee & Tea, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peet's Coffee & Tea, Inc.

Dated: October 7, 2008	By:	/s/ Thomas Cawley
Thomas Cawley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated October 7, 2008.